Exhibit 3.03


                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      DEAN WITTER SELECT FUTURES FUND L.P.

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              Pursuant to Section 17-202 of the Delaware Revised
                         Uniform Limited Partnership Act
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            The  undersigned,  for the purpose of amending  the  Certificate  of
Limited Partnership of Dean Witter Select Futures Fund L.P. filed with the Secretary of State of Delaware on March 21, 1991, does hereby certify as follows:

                  First.  Name of Limited  Partnership.  The name of the limited partnership is Dean Witter Select Futures Fund L.P.

                  Second. Amendment. Article First of the Certificate of Limited
             Partnership is amended to read in full as follows:


                          "First. Name of Limited  Partnership.  The name of the
                     limited partnership is Dean Witter Spectrum Select L.P."


            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the 28th day of April, 1998.



                             By: Demeter Management Corporation
                                 General Partner


                             By: /s/ Mark J. Hawley
                                 ----------------------------
                                 Mark J. Hawley
                                 President